Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports First Quarter Results

NEW YORK, NY, May 5, 2016 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter ended March 31, 2016. AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Residential Investments, Commercial Investments and ABS.

FIRST QUARTER 2016 FINANCIAL HIGHLIGHTS

•	$(0.21) of Net Income/(Loss) per diluted common share(6)

•	$0.40 of Core Earnings per diluted common share(6)

•	$0.45 excluding a $0.05 retrospective adjustment

•	Interest income declined by $0.08 from last quarter primarily due to lower yields and a smaller portfolio in the first quarter

•	G&A expense increased by $0.02 from last quarter due to a one-time reduction in expenses in the fourth quarter

•	$0.475 per share common dividend declared

•	Repurchased 119,606 shares or $1.5 mm of common stock

•	Average purchase price of $12.86 per share inclusive of transaction costs

•	Accretive to book value by $0.07 per share

•	$17.22 net book value per share as of March 31, 2016(1), net of the first quarter common dividend

•	Book value declined $(0.66) or (3.7)% from last quarter, inclusive of:

•	$0.11 or 0.6% due to our investments in Agency RMBS and associated derivative hedges

•	Mortgage basis widened slightly due to increased refinancing and supply but remained stable relative to credit

•	The larger portfolio duration gap in place since the middle of the fourth quarter more than offset the modest basis widening experienced, given the substantial rally in rates

•	$(0.075) or (0.4)% due to core earnings below the $0.475 dividend

•	$(0.71) or (4.0)% due to Credit Investments

•	Credit spreads across fixed income asset classes widened materially during the quarter due to liquidity constraints, shrinking broker-dealer balance sheets, and as many risk assets exhibited strong correlations with the price of oil

	Q4 2015		Q1 2016
Summary of Operating Results:
GAAP Net Income/ (Loss) Available to Common Stockholders	$(3.9mm	)	$(5.8mm	)
GAAP Net Income/ (Loss) Available to Common Stockholders, per diluted common share (6)	$(0.14)		$(0.21)

Non-GAAP-Results:
Core Earnings	$15.7mm		$11.3mm
Core Earnings, per diluted common share (6)	$0.55		$0.40

*	For a reconciliation of GAAP Income to Core Earnings, refer to the Reconciliation of Core Earnings at the end of this press release.

INVESTMENT HIGHLIGHTS

•	$2.7 billion investment portfolio value as of March 31, 2016 (2) (4) as compared to the $2.9 billion investment portfolio as of December 31, 2015

•	43.1% Agency RMBS investment portfolio

•	56.9% Credit Investment portfolio, comprised of Residential Investments, Commercial Investments and ABS

•	During the quarter, we continued our strategic objective of rotation and reallocation to Credit Investments

•	62% of our credit portfolio is fixed rate coupon and 38% is floating rate(15)

•	Hedge ratio at quarter end was 47% of Agency financing, or 22% of total financing (8) (14)

•	Hedge ratio at the end of April was 34% of Agency financing, or 16% of total financing (8) (14)

•	8.1% constant prepayment rate (“CPR”) on the Agency RMBS investment portfolio for the first quarter, excluding net TBA position (5)

•	11.1% CPR on the Agency RMBS investment portfolio in April

•	3.36x leverage and 3.02% net interest margin as of March 31, 2016 (2)(3)(7)

FIRST QUARTER ACTIVITY

•	Agency MBS: Reduced hedges in response to a more favorable outlook on interest rates

•	Credit Investments: Purchased Non-Agency MBS, Credit Risk Transfer (“CRT”) securities, ABS, CMBS IO and originated Commercial Loan

•	Residential investments: Purchased current face value of $3.7 mm of Prime securities, $1.3 mm of Securitized Whole Loans (16), and $5.6 mm of CRT securities

•	Commercial investments: Purchased current face value of approximately $4.4 mm of CMBS IO and originated a $12.0 mm Commercial Loan, of which $1.8 mm was transferred to a third party

•	ABS investments: Purchased current face value of approximately $11.2 mm of ABS

•	In January, Arc Home entered into a definitive agreement to acquire a Fannie Mae, Freddie Mac, and Ginnie Mae mortgage originator

•	Currently, Arc Home is working to secure approvals from Fannie Mae, Freddie Mac, and Ginnie Mae and various state licensing authorities which are required prior to closing the transaction

•	Arc Home will use existing committed capital for the acquisition

•	Since January, Arc Home has hired staff, leased space, and has been building out its technology platform to begin nationwide operations upon the successful receipt of all conditions precedent to acquire the mortgage originator

•	It is expected that the requisite consents to complete the acquisition will be received during the second quarter of 2016

•	We repaid our FHLB advances in accordance with the provisions of the FHFA’s final rule issued on January 12, 2016, which terminates MITT’s captive insurance subsidiary’s FHLB membership in February 2017

MANAGEMENT REMARKS

“The first quarter of 2016 was characterized by heightened volatility, as credit spreads widened materially during the quarter, and mortgage and asset backed securities experienced severe re-pricing,” commented Jonathan Lieberman, President and Chief Investment Officer. “January and February were among the most stressful periods for our markets since March 2009, however, in March and April there was a favorable broad-based recovery in risk assets. Given this challenging investment environment, the investment team reduced overall leverage, increased the duration gap, and continued our strategic objective of rotation and reallocation to credit investments.”

“Despite these headwinds, underlying fundamentals and mortgage collateral performance continues to remain very strong and home prices are increasing,” said Chief Executive Officer David Roberts. “Additionally, Arc Home continues to make progress to begin nationwide operations upon receipt of the approvals required to acquire the mortgage originator. We are on track to obtain these consents in the second quarter of 2016.”

KEY STATISTICS

($ in thousands)
March 31, 2016

Investment portfolio (2) (4)	$2,743,020
Repurchase agreements (2)*	2,143,198
Total financing (14)	2,174,491
Stockholders’ equity	646,257

Leverage ratio (7)	3.36	x
Hedge ratio - Total Financing (8) (14)	22%
Hedge ratio - Agency financing (8)	47%

Yield on investment portfolio (9)	4.75%
Cost of funds (10)	1.73%
Net interest margin (3)	3.02%
Management fees (11)	1.52%
Other operating expenses (12)	1.89%

Book value, per share (1)	$17.22
Undistributed taxable income, per common share (13)	$1.87
Dividend, per share	$0.475

*	Excludes $430.1 million of repurchase agreements associated with U.S. Treasury positions.

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of March 31, 2016 (2):

($ in thousands)
	Current Face	Premium (Discount)	Amortized Cost	Fair Value	WA Yield
Agency RMBS:
30-Year Fixed Rate	761.5	32.6	794.1	811.3	3.0%
Fixed Rate CMO	73.6	0.6	74.2	76.8	2.8%
Hybrid ARM	240.6	(2.6)	238.0	246.2	2.8%
Inverse Interest Only and Interest Only	499.3	(450.5)	48.8	48.8	5.7%
Credit Investments:
Residential Investments	1,948.8	(725.2)	1,223.6	1,230.5	5.6%
Commercial Investments	2,138.7	(1,871.8)	266.9	264.8	8.1%
ABS	66.8	(0.5)	66.3	64.6	5.3%

Total	$5,729.3	$(3,017.4)	$2,711.9	$2,743.0	4.7%

As of March 31, 2016, the weighted average yield on the Company’s investment portfolio was 4.75% and its weighted average cost of funds was 1.73%. This resulted in a net interest margin of 3.02% as of March 31, 2016. (3)

We recognized net realized losses of $13.0 million during the quarter ended March 31, 2016. We sold certain real estate securities realizing a net loss of $1.4 million and settled TBAs realizing a net gain of $0.2 million. Additionally, we recognized $2.6 million of realized loss due to the settlement of certain derivatives and $9.2 million of realized loss due to other-than-temporary-impairment or OTTI, charges on certain securities and loans. OTTI is recorded when there is an adverse change in cash flows where the fair value of a security is less than its carrying amount. Of the $9.2 million, $4.7 million was taken on floating rate credit bonds and Agency IO.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a $(1.4) million, or $(0.05) per share, retrospective adjustment due to the change in projected cash flows on its Agency RMBS, excluding interest-only securities and TBAs. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities and TBAs, exceeds the underlying principal balance by 2.8% as of March 31, 2016, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

FINANCING AND HEDGING ACTIVITIES

The Company, either directly or through its equity method investments in affiliates, has entered into financing arrangements with 37 counterparties, excluding FHLB, under which it had debt outstanding with 21 counterparties as of March 31, 2016. The weighted average funding cost was 0.8% for Agency RMBS and 2.2% for our credit investment portfolio. The investment portfolio is financed with repurchase agreements as of March 31, 2016 as summarized below:

($ in thousands)
Original Maturities:*	Amount Outstanding	WA Funding Cost	WA Days to Maturity**	% Outstanding
30 Days or Less	1,381,399	1.3%	15	64.5%
31-60 Days	138,255	1.5%	43	6.5%
61-90 Days	165,811	1.5%	70	7.7%
Greater than 90 Days	457,733	2.1%	459	21.3%

Total / Weighted Average	$2,143,198	1.5%	116	100.0%

*	Numbers in table above do not include securitized debt of $28.3 million, the Company’s loan participation payable of $1.8 million or repurchase agreements associated with U.S. Treasury positions of $430.1 million.
**	Our weighted average original days to maturity is 224 days.

The Company has entered into interest rate swap agreements to hedge its portfolio. The Company’s interest rate swaps as of March 31, 2016 are summarized as follows:

($ in thousands)
Maturity	Notional Amount	Weighted Average Pay Rate	Weighted Average Receive Rate*	Weighted Average Years to Maturity
2017	36,000	0.88%	0.62%	1.59
2018	165,000	1.06%	0.63%	1.95
2019	210,000	1.29%	0.63%	3.48
2020	295,000	1.67%	0.63%	4.02
2022	53,000	1.69%	0.63%	6.44
2023	110,000	2.31%	0.63%	7.18
2025	30,000	2.48%	0.64%	9.18

Total/Wtd Avg	$899,000	1.54%	0.63%	4.12

*	100% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

The Company may purchase and sell short U.S. Treasury securities to help mitigate the potential impact of changes in interest rates on the performance of our portfolio. As of March 31, 2016, we had a long position in U.S. treasury securities with a fair value of $432.4 million and a notional amount of $426.0 million.

As of March 31, 2016, 47% and 22% of the Company’s outstanding balance of Agency financing and total financing, respectively, was hedged. (8)(14)

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of premiums and discounts paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, (iv) temporary differences related to the recognition of certain terminated derivatives and (v) taxes. We received As of March 31, 2016, the Company had undistributed taxable income of approximately $1.87 per share. (13)

DIVIDEND

On February 12, 2016, the Company’s board of directors declared a quarterly dividend of $0.51563 per share of Series A preferred stock and a quarterly dividend of $0.50 per share of Series B preferred stock. The preferred distributions were paid on March 17, 2016 to stockholders of record as of February 29, 2016.

On March 10, 2016, the Company’s board of directors declared the first quarter dividend of $0.475 per share of common stock that was paid on April 29, 2016 to stockholders of record as of March 21, 2016.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to participate in MITT’s first quarter earnings conference call on May 6, 2016 at 9:00 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 8802687.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q1 2016 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on June 5, 2016. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 8802687.

For further information or questions, please email ir@agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential and commercial mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $26 billion under management. Currently, the firm’s investment disciplines encompass seven principal areas: (i) distressed debt and non-investment grade corporate credit, (ii) direct lending, (iii) real estate private equity, real estate debt and net lease real estate, (iv) residential and consumer debt, (v) private equity and special situations, (vi) multi-strategy hedge funds and (vii) energy lending. Angelo, Gordon & Co. employs over 380 employees, including over 140 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Houston, Los Angeles, San Francisco, London, Hong Kong, Seoul, Sydney, Tokyo and Frankfurt.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to dividends, our strategy related to our investments and portfolio, liquidity and financing, and regulatory approvals. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10K and subsequent filings. Copies are available free of charge on the SEC’s website, http://www.sec.gov/. All information in this press release is as of May 5, 2016. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets
Real estate securities, at fair value:
Agency - $1,085,517,634 and $1,133,899,693 pledged as collateral, respectively	$1,183,120,918	$1,201,441,652
Non-Agency - $1,112,048,620 and $1,157,357,871 pledged as collateral, respectively	1,158,092,784	1,229,811,018
ABS - $64,643,140 and $54,761,837 pledged as collateral, respectively	64,643,140	54,761,837
CMBS - $143,567,705 and $142,852,162 pledged as collateral, respectively	147,067,718	148,948,690
Residential mortgage loans, at fair value -$50,650,246 and $50,686,922 pledged as collateral, respectively	56,709,105	57,080,227
Commercial loans, at fair value - $62,800,000 pledged as collateral	84,800,000	72,800,000
U.S. Treasury securities, at fair value - $432,376,875 and $203,520,859 pledged as collateral, respectively	432,376,875	223,434,922
Investments in debt and equity of affiliates	40,450,755	43,040,191
Excess mortgage servicing rights, at fair value	383,843	425,311
Cash and cash equivalents	40,692,737	46,253,291
Restricted cash	44,053,892	32,200,558
Interest receivable	11,175,814	11,154,785
Derivative assets, at fair value	419,340	1,755,467
Other assets	15,959,515	16,064,115
Due from broker	1,108,986	24,904,168

Total Assets	$3,281,055,422	$3,164,076,232

Liabilities
Repurchase agreements	$2,556,916,200	$2,034,963,460
FHLBC advances	—	396,894,000
Securitized debt, at fair value	28,256,689	30,046,861
Loan participation payable, at fair value	1,800,000	—
Payable on unsettled trades	1,238,947	1,198,587
Interest payable	3,008,330	2,731,846
Derivative liabilities, at fair value	23,071,439	6,863,770
Dividend payable	13,423,355	13,496,139
Due to affiliates	4,273,803	4,407,051
Accrued expenses	1,696,903	2,074,628
Taxes payable	579,716	1,714,716
Due to broker	533,263	2,740,461

Total Liabilities	2,634,798,645	2,497,131,519

Stockholders’ Equity
Preferred stock - $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference)	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference)	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 28,168,928 and 28,286,210 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	281,690	282,863
Additional paid-in capital	583,130,368	584,581,995
Retained earnings/(deficit)	(98,369,286)	(79,134,150)

Total Stockholders’ Equity	646,256,777	666,944,713

Total Liabilities & Stockholders’ Equity	$3,281,055,422	$3,164,076,232

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Net Interest Income
Interest income	$30,697,158	$36,380,265
Interest expense	8,560,299	7,514,178

	22,136,859	28,866,087

Other Income
Net realized gain/(loss)	(12,986,658)	(9,649,926)
Realized loss on periodic interest settlements of derivative instruments, net	(2,377,775)	(3,461,227)
Unrealized gain/(loss) on real estate securities and loans, net	8,840,770	11,259,718
Unrealized gain/(loss) on derivative and other instruments, net	(11,956,002)	(8,920,798)

	(18,479,665)	(10,772,233)

Expenses
Management fee to affiliate	2,450,143	2,507,090
Other operating expenses	3,046,812	3,077,998
Servicing fees	104,979	174,999
Equity based compensation to affiliate	54,971	76,680
Excise tax	375,000	375,000

	6,031,905	6,211,767

Income/(loss) before equity in earnings/(loss) from affiliates	(2,374,711)	11,882,087
Equity in earnings/(loss) from affiliates	(69,716)	881,355

Net Income/(Loss)	(2,444,427)	12,763,442

Dividends on preferred stock	3,367,354	3,367,354

Net Income/(Loss) Available to Common Stockholders	$(5,811,781)	$9,396,088

Earnings/(Loss) Per Share of Common Stock
Basic	$(0.21)	$0.33
Diluted	$(0.21)	$0.33

Weighted Average Number of Shares of Common Stock Outstanding
Basic	28,271,930	28,387,615
Diluted	28,271,930	28,412,205

NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this press release presents certain non-GAAP financial results and financial metrics derived therefrom, which are calculated by including or excluding unconsolidated investments in affiliates, TBAs, and U.S. Treasuries as described in the footnotes. AG Mortgage Investment Trust, Inc.’s management believes that these non-GAAP measures, when considered with the Company’s GAAP financials, provide supplemental information useful for investors in evaluating the results of the Company’s operations.

This press release also contains Core Earnings, a non-GAAP financial measure. The Company’s presentation of Core Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains/(losses) on the sale or termination of securities and the related tax expense/benefit or disposition expense, if any, on such sale or termination, including (i) investments held in affiliated entities and (ii) derivatives. As defined, Core Earnings include the net interest earned on these investments on a yield adjusted basis, including credit derivatives, investments in debt and equity of affiliates, inverse Agency interest-only securities, interest rate derivatives or any other investment activity that may earn or pay net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the three months ended March 31, 2016 and the three months ended March 31, 2015 is set forth below:

	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Net Income/(loss) available to common stockholders	$(5,811,781)	$9,396,088
Add (Deduct):
Net realized (gain)/loss	12,986,658	9,649,926
Drop income	79,388	1,204,776
Equity in (earnings)/loss from affiliates	69,716	(881,355)
Net interest income and expenses from equity method investments	823,237	916,721
Unrealized (gain)/loss on real estate securities and loans, net	(8,840,770)	(11,259,718)
Unrealized (gain)/loss on derivative and other instruments, net	11,956,002	8,920,798

Core Earnings	$11,262,450	$17,947,236

Core Earnings, per Diluted Share	$0.40	$0.63

Footnotes

(1)	Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end. Net book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.
(2)	Generally when we purchase a security and employ leverage, the security is included in our assets and the leverage is reflected in our liabilities on the balance sheet as either repo, Securitized Debt, or loan participations payable. We invested in certain credit sensitive commercial real estate securities and mortgage loans through affiliated entities for which we have used the equity method of accounting. Throughout this press release where we disclose our investment portfolio, we have presented the underlying assets and repurchase financings consistently with all other investments and financings. This presentation excludes investments through AG Arc LLC. Additionally, GAAP requires TBAs to be accounted for as derivatives, representing a forward purchase, or sale, of Agency RMBS. We have included any net TBA positions as part of Agency RMBS in our portfolio composition unless otherwise stated. This presentation is consistent with how the Company’s management evaluates the business and believes that it provides the most accurate depiction of the Company’s investment portfolio and financial condition. See footnote 17 for further details on AG Arc LLC.
(3)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See notes footnotes (9) and (10) for further detail. NIM also excludes any net TBA position.
(4)	The total investment portfolio at period end is calculated by summing the fair market value of our Agency RMBS, any net TBA position, Residential Investments, Commercial Investments, and ABS, including securities and mortgage loans owned through investments in affiliates, exclusive of AG Arc LLC. The percentage of Agency RMBS and Credit Investments is calculated by dividing the respective fair market value of each, including any net TBA positions as Agency RMBS and securities and mortgage loans owned through investments in affiliates as Credit Investments, by the total investment portfolio. See footnote 17 for further details on AG Arc LLC.
(5)	This represents the weighted average monthly CPRs published during the quarter, or month, as applicable, for our in-place portfolio during the same period. Any net TBA position is excluded from the CPR calculation.
(6)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.
(7)	The leverage ratio at quarter end was calculated by dividing total financing excluding any net TBA position by our GAAP stockholders’ equity at quarter end. See footnote 14 for further details on our financing definition.
(8)	The hedge ratio at quarter end was calculated by dividing the notional value of our interest rate swaps, net positions in U.S. Treasury securities, IO Index notionals, and interest rate swaptions, including receive fixed swap notionals and long positions in U.S. Treasury securities as negative values as applicable, by either Agency financing or total financing. See footnote 14 for further details on our definition of total financing and Agency financing.
(9)	The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. This calculation excludes cash held by the Company and excludes any net TBA position.
(10)	The cost of funds at quarter end was calculated as the sum of the weighted average funding costs on total financing outstanding at quarter end and the weighted average of the net pay rate on our interest rate swaps, the net receive/pay rate on our Treasury long and short positions, respectively, and the net receivable rate on our IO index derivatives, if any. Both elements of the cost of funds at quarter end were weighted by the outstanding repurchase agreements, securitized debt and loan participations payable outstanding at quarter end, excluding repurchase agreements associated with U.S. Treasury positions. The cost of funds excludes any net TBA position.
(11)	The management fee percentage at quarter end was calculated by annualizing management fees recorded during the quarter and dividing by quarter end stockholders’ equity.
(12)	The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter end stockholders’ equity.

(13)	Undistributed taxable income per common share represents total undistributed taxable income as of quarter end. Undistributed taxable income is based on current estimates and is not finalized until we file our annual tax return, typically in September of the following year.
(14)	Total financing at quarter end, and when shown, daily weighted average total financing, includes repurchase agreements inclusive of repurchase agreements through affiliated entities, exclusive of any financing utilized through AG Arc LLC, plus the payable on all unsettled buys less the financing on all unsettled sells, FHLBC Advances, securitized debt, loan participations payable and any net TBA position (at cost). Total financing excludes repurchase agreements and unsettled trades on U.S. Treasuries. Agency financing at quarter end, and when shown, daily weighted average Agency financing, includes repurchase agreements secured by Agency RMBS, the payable on all Agency RMBS buys less the financing on all unsettled Agency RMBS sells, FHLBC Advances, and any net TBA position (at cost). See footnote 17 for further details on AG Arc LLC.
(15)	Equity residuals, MSRs and principal only securities with a zero coupon rate are excluded from this calculation.
(16)	Securitized whole loans means residential mortgage loans in securitized form that the Company purchases from a related party or parties.
(17)	The Company invests in Arc Home LLC through AG Arc LLC, one of its subsidiaries. Arc Home LLC was formed to originate conforming, FHA, Jumbo and non-qualifying residential mortgage loans.